Exhibit 10.1

PROMISSORY NOTE AMENDMENT

THIS PROMISSORY NOTE AMENDMENT (the “Amendment”) is made this 15th day of April, 2016 (the “Effective Date”), by and among, SURNA INC., a Nevada Corporation (“Debtor”), STEPHEN KEEN, an individual, and BRANDY KEEN, an individual (collectively, the “Holders”).

WHEREAS, on or about July 25, 2014, the Debtor made and delivered to the Holders a Promissory Note (the “Note”) in the principal amount of Two Hundred Fifty Thousand Dollars ($250,000.00), which is held jointly by the Holders, a copy of which is attached hereto as Exhibit A;

WHEREAS, as of the Effective Date, the current outstanding amount underlying the Note is $194,514.43 (the “Outstanding Balance”); and

WHEREAS, the parties hereby agree to amend the Note to modify the schedule of payments to be made thereunder, upon the terms and conditions hereinafter set forth.

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby amend the Note, as follows.

1. Amendments.

(i) The Note shall be amended such that the Debtor (a) shall pay One Hundred Thousand Dollars ($100,000.00) to the Holders on or around April 15, 2016, which shall reduce the Outstanding Balance to $94,514.43, as of such date, and (b) shall not be obligated to make any additional payments under the Note to the Holders until the three month anniversary of the date hereof, at which time the Debtor shall resume making monthly payments of Five Thousand Dollars ($5,000.00), or such lesser amount as required to fully satisfy the obligations, until the Outstanding Balance is paid in full.

(ii) For the avoidance of doubt, in connection with Section 1(i) above, the parties agree that (a) the Note no longer has to be paid in full on July 18, 2016 and (b) no default has occurred or is continuing at the Effective Date.

2. Effect of Amendment. The parties acknowledge and agree that all of the terms, provisions, covenants and conditions of the Note shall hereafter continue in full force and effect in accordance with the terms thereof, except to the extent expressly amended as provided herein. This Amendment is intended to be attached to, and shall constitute an integral part of, the Note held by the Holders.

3. Counterparts; Electronic Transmission. This Amendment may be executed by the respective parties on two or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Amendment may be executed by the parties and transmitted by electronic or facsimile transmission with the same effect as if the parties had delivered an executed original Consent and Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this instrument as of the Effective Date set forth above.

“Debtor”	Surna Inc.
1780 55th St., Suite A
Boulder, CO 80301

By:	/s/ Ellen White

Ellen White

Its:	Chief Financial Officer

“Holders”	Stephen Keen		Brandy Keen
	6519 Steeple Rock Dr		6519 Steeple Rock Dr
	Frederick, CO 80516		Erie, CO 80516

By:	/s/ Stephen Keen	By:	/s/ Brandy Keen